Exhibit 4.3

NUMBER	(SEE REVERSE SIDE FOR LEGEND)	WARRANTS

-[SYMBOL]	THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, , 2010, OR UPON EARLIER REDEMPTION

BANK STREET TELECOM FUNDING CORP.
CUSIP
WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring at 5:00 p.m., New York City Time,                      , 2010, or upon earlier redemption (the ‘‘Warrant’’), to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share (‘‘Shares’’), of Bank Street Telecom Funding Corp., a Delaware corporation (the ‘‘Company’’), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of the consummation by the Company of an acquisition through merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, or a combination of any of the foregoing, of one or more operating businesses in the communications industry that is its initial business combination and which meets the size, timing and other criteria outlined in the Company's registration statement on Form S-1 initially filed with the Securities and Exchange Commission on August 5, 2005 (File No. 333-127238), as amended. (‘‘Business Combination’’) or             , 2007, such number of Shares of the Company at the price of $6.00 per share, upon surrender of this Warrant Certificate accompanied by the annexed duly executed subscription form and payment of the Warrant Price at the office or agency of the Warrant Agent,                           (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and                               (the ‘‘Warrant Agreement’’). The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant and shall have no obligation to settle the Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), with respect to the Shares is effective and a current prospectus with respect to the Shares is available for delivery by the Warrant Agent. In the event that a registration statement with respect to the Shares underlying a Warrant is not effective under the Securities Act or a current prospectus is not available for delivery by the Warrant Agent, the registered holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary herein or in the Warrant Agreement, under no circumstances will the Company be required to net cash settle a Warrant exercise. Warrants may not be exercised by, or Shares issued to, any registered holder in any state in which such exercise would be unlawful. Because an effective registration statement with respect to the Shares and a current prospectus relating to the Shares are required to exercise the Warrant, the Warrant may never be exercisable and may expire worthless.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to redeem all (but not part) of the then outstanding Warrants, provided that the Warrants and Shares underlying the Warrants are covered by a registration statement that is effective under the Securities Act and a current prospectus is available for delivery by the Warrant Agent, with a notice of redemption in writing to the holders of record of the Warrants then outstanding, giving 30 days' notice of such redemption at any time after such Warrants become exercisable if the last sale price of the Shares has been at least $11.50 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such redemption is given; provided, the Company cannot redeem the Warrants on the scheduled redemption date unless the Warrants and the shares of Common Stock underlying the Warrants are covered by an effective registration statement and a current prospectus is available on the date of the redemption call and during the entire period thereafter ending on the date scheduled for redemption. The redemption price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $.01 redemption price.

Name:	Name:
Title:	Title:

COUNTERSIGNED

_____________,

as Warrant Agent

Authorized Officer

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to   ____________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:   ______________________

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ___________________hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to   ______________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

_____________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _______________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:   ____________________________________        ____________________________________

(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.